UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2008

CENTERLINE HOLDING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13237	13-3949418

(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue, New York, NY 10022

(Address of Principal Executive Offices)	(Zip Code)

212-317-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 25, 2008, Centerline Holding Company (the “Company”), and Related Special Assets LLC, a Delaware limited liability company (the “Purchaser”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) for the issuance and sale of $131,234,548 aggregate principal amount of 11.0% Cumulative Convertible Preferred Shares, Series A-1 of the Company (the “Convertible Preferred Shares”) at a purchase price of 11.70 per share.

The closing of the sale of the Convertible Preferred Shares (the “Closing”) occurred on January 25, 2008. The Convertible Preferred Shares have a liquidation preference of $11.70 per share and a conversion price of $10.75 per share. The Convertible Preferred Shares will pay cash distributions at a rate of 11% per annum, subject to declaration by the Company’s Board of Trustees (the “Board”).

Pursuant to the Securities Purchase Agreement, the Company shall use its commercially reasonable efforts to consummate a rights offering (the “Rights Offering”) to holders of (i) the Company’s Common Shares (including any restricted Common Shares), vested options exercisable for Common Shares, Convertible Community Reinvestment Act Preferred Shares, Series A Convertible Community Reinvestment Act Preferred Shares, 4.40% Cumulative Perpetual Convertible Community Reinvestment Act Preferred Shares, Series A-1 and/or Special Preferred Voting Shares, and/or (ii) Special Common Units and/or Special Common Interests issued, respectively, by Centerline Capital Company LLC and Centerline Investors I LLC, affiliates of the Company (collectively, the “Trust Securities”), in each case other than the Purchaser, Stephen M. Ross, Jeff Blau, Related General II L.P. or any affiliates of the foregoing (collectively, the “Purchaser Group”), to subscribe for their pro rata share (assuming for this purpose that the Trust Securities held by the Purchaser Group are not outstanding) of Convertible Preferred Shares, having the same terms as the Convertible Preferred Shares other than the issue date, as promptly as practical following the Closing.

In accordance with the Securities Purchase Agreement and the certificate of designation (the “Certificate of Designation”) for the Convertible Preferred Shares, the Company will redeem from the Purchaser together with its affiliates and successors in interest a number of Convertible Preferred Shares equal to the number of Convertible Preferred Shares subscribed for in the Rights Offering and the Purchaser and its affiliates and successors in interest will retain the balance.

In addition, the Securities Purchase Agreement provides that, if the Purchaser, together with its affiliates and successors in interest, retain at least 50% of the Convertible Preferred Shares purchased at the Closing immediately following completion of the Rights Offering and the associated redemption of Convertible Preferred Shares then held by Purchaser and its Affiliates and successors in interest (the Convertible Preferred Shares so retained, the "Retained Shares"), then from and after the date of completion of the Rights Offering for so long as the Purchaser, together with its Affiliates and successors in interest, collectively owns at least 50% of the Retained Shares, the Company will, subject to and in accordance with the provisions of the Company’s Trust Agreement, Delaware law and the rules of the New York Stock Exchange the “NYSE”), acting through the Board, consistent with and subject to their duties under Delaware law and the Company's Trust Agreement, take all actions necessary to cause the nomination by the Board of one representative, designated by the Purchaser (the "Designee") for election by the holders of Common Shares and any other shares entitled to vote with the Common Shares of the Company in the election of trustees to the Board; provided, that, such Designee qualifies as "Independent" in accordance with applicable listing standards of the NYSE and that in addition the Board has affirmatively determined that such Designee had no material relationship with the Company or its affiliates or any member of the senior management of the Company or his or her affiliates.

Pursuant to the terms of the Purchaser’s operating agreement, its investment decisions must be approved unanimously by a committee of three persons, currently consisting of Stephen M. Ross, Jeff T. Blau and Bruce A. Beal, Jr.  The Purchaser is managed by The Related Realty Group, Inc., which is wholly owned by Stephen M. Ross.  Mr. Ross is a Managing Trustee of the Company and the Non-Executive Chairman of the Board.  Mr. Blau is a Managing Trustee of the Company.   In addition, each of Messrs. Ross, Blau and Beal are affiliates of The Related Companies, L.P., which is a significant stockholder of the Company.

A copy of the Securities Purchase Agreement is filed herewith as Exhibit 10.1. The brief description of the terms and conditions of the Securities Purchase Agreement in this Item 1.01 is qualified in its entirety by the terms of the Securities Purchase Agreement.

Registration Rights Agreement

On January 25, 2008, the Company and the Purchaser entered into a Registration Rights Agreement (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, the Company agreed, subject to certain exceptions, to file not later than 90 days after January 25, 2008, a shelf registration statement (the “Shelf Registration Statement”) registering the Convertible Preferred Shares sold to Purchaser and the Common Shares into which those Convertible Preferred Shares convert (the “Registrable Securities”) under the Securities Act of 1933 (the “Securities Act”).  The Company has also has agreed to use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act for a period expiring on the date on which all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or the holders of the Registrable Securities are eligible to sell such Registrable Securities pursuant to Rule 144(k) promulgated under the Securities Act.

In addition, if the Company proposes to file certain registration statements under the Securities Act in connection with an underwritten offering solely by selling shareholders of Common Shares for cash, the holders of Registrable Securities are entitled to notice of the proposed registration and, subject to certain exceptions, to include their Registrable Securities in the registration statement.

The Company is generally required to pay all of the expenses in connection with the registration of Registrable Securities, other than underwriting discounts and commissions and taxes of any kind.

A copy of the Registration Rights Agreement is filed herewith as Exhibit 4.1. The brief description of the terms and conditions of the Registration Rights Agreement in this Item 1.01 is qualified in its entirety by the terms of the Registration Rights Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the Securities Purchase Agreement and the Certificate of Designation, each referenced in Item 1.01 of this Form 8-K, the Company has an obligation to redeem from the Purchaser a number of Convertible Preferred Shares equal to that number of shares that are subscribed for in the Rights Offering.  In addition, the Company is obligated to redeem any Convertible Preferred Shares that are then still outstanding on January 25, 2018. The information in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

            On January 25, 2008, the Company and the Purchaser entered into the Securities Purchase Agreement for the issuance and sale of $131,234,548 aggregate principal amount of the Convertible Preferred Shares at a purchase price of 11.70 per share.

            The Closing occurred on January 25, 2008. The Convertible Preferred Shares have a liquidation preference of $11.70 per share and a conversion price of $10.75 per share. The Convertible Preferred Shares will pay cash distributions initially at a rate of 11% per annum, subject to declaration by the Board.

            Additional information pertaining to the Convertible Preferred Shares and the Closing is contained in Items 1.01, 2.03 and 3.03 of this Current Report and is incorporated herein by reference.

            The Company offered and sold the Convertible Preferred Shares to the Purchaser in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

            The Convertible Preferred Shares and the underlying Common Shares issuable upon conversion of the Convertible Preferred Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 3.03. Material Modification to Rights of Security Holders.

The Company issued 11,216,628 Convertible Preferred Shares (“Original Convertible Preferred Shares”) pursuant to the Securities Purchase Agreement referenced in Item 1.01 of this Current Report. The Company may issue additional Convertible Preferred Shares (“Additional Convertible Preferred Shares”) under the Certificate of Designation from time to time after the original issuance (the “Original Issuance Date”) of shares of Convertible Preferred Shares, including in connection with the Rights Offering (as defined herein).  The Additional Convertible Preferred Shares and the Original Convertible Preferred Shares will be treated as a single class and series for all purposes of the Certificate of Designation, including, without limitation, for purposes of voting, waivers, amendments, redemptions and offers to purchase.

The following is a summary description of the powers, preferences and rights of the Convertible Preferred Shares and the general effect of the issuance of such shares on the Company’s other classes of securities. This description is a summary and, as such, does not purport to be complete and is subject to, and is qualified in its entirety, by reference to all of the terms and conditions of the Convertible Preferred Shares in the related Certificate of Designation, which is filed as Exhibit 3.1 hereto.  Capitalized terms used herein, but not otherwise defined herein, shall have the meanings assigned to them in the Certificate of Designation.

Holders of the Convertible Preferred Shares shall be entitled to receive, when, as and if, declared by our board of trustees, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the annual rate of 11.0% (equivalent initially to $1.287 per share per year), as may be adjusted as described in the next paragraph, based on the initial liquidation amount of $11.70 per share.  Distributions on the Convertible Preferred Shares shall be cumulative from the date of original issuance and shall be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, commencing April 30, 2008, and any accumulated and unpaid distribution will be added to the liquidation preference on each distribution payment date if not declared and paid in cash on such distribution payment date, such that such accumulated and unpaid distributions will effectively compound each quarter, or, provided, however, in each case, if not a business day, the next succeeding business day in respect of the immediately preceding calendar quarter ending December 31, March 31, June 30 and September 30, respectively.  The initial distribution and any distribution payable on the Convertible Preferred Shares for any other partial distribution period will be prorated for the period of time the Convertible Preferred Shares are outstanding during the applicable period.

If we fail to pay the redemption price on any redemption date, then the dividend rate shall increase commencing on such redemption date on the Convertible Preferred Shares by 4.00% until such date that the redemption price is paid or funds sufficient for the payment of such redemption price are irrevocably deposited in trust by us.

The Convertible Preferred Shares contain limitations on our ability to pay distributions on our shares ranking, as to the payment of distributions or rights upon our liquidation, dissolution or winding up, on a parity with or junior to the Convertible Preferred Shares, including our Common Shares, for any period unless full cumulative distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof irrevocably set apart for such payment on the Convertible Preferred Shares for all past distribution periods and the then current distribution period.

In the event of our voluntary or involuntary liquidation, dissolution or winding up, which we refer to collectively, as a liquidation, the holders of the Convertible Preferred Shares will be entitled to receive out of our assets that are legally available for distribution to shareholders remaining after payment or provision for payment of all of our debts and other liabilities, subject to the rights of  any equity securities ranking on a parity with or senior to the Convertible Preferred Shares and the then existing further liabilities, a liquidation preference initially equal to $11.70 per share, plus an amount equal to any accumulated and unpaid distributions not otherwise included in the liquidation preference to the date of payment, before any distribution of assets is made to holders of any of our shares ranking, as to the distribution of assets upon our liquidation, junior to the Convertible Preferred Shares.  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Convertible Preferred Shares will have no right or claim to any of our remaining assets.

If, upon our liquidation, our assets are insufficient to make the full payment due to holders of the Convertible Preferred Shares and the corresponding amounts payable on all other preferred shares ranking, as to the distribution of assets upon our liquidation, on a parity with the Convertible Preferred Shares, then the holders of the Convertible Preferred Shares and all other such preferred shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Except as provided below, the Convertible Preferred Shares are not redeemable by us at any time prior to January 25, 2018, the final redemption date.  Unless previously redeemed or converted as herein provided, we will redeem all Convertible Preferred Shares then outstanding at a per share amount equal to 100% of the liquidation preference plus an amount equal to any accumulated and unpaid distributions not included in the liquidation preference to, but excluding, the final redemption date.

The Convertible Preferred Shares are redeemable in whole or from time to time in part, at our option, for cash at a price equal to 100% of the liquidation preference, plus any accumulated and unpaid distributions not included in the liquidation preference to the redemption date at any time on or after January 31, 2013; provided that (A) the closing sale price of the Common Shares multiplied by the conversion rate then in effect equals or exceeds 130% of the liquidation preference plus an amount equal to any accumulated and unpaid distributions not included in the liquidation preference for 20 trading days during any 30 consecutive trading day period ending after January 31, 2013 and (B) we have paid all accumulated and unpaid distributions on the distribution payment date immediately preceding such redemption date.

If a fundamental change (as defined below) occurs at any time prior to the final redemption date, then each holder of Convertible Preferred Shares shall have the right, at such holder’s option, to require us to repurchase all of such holder’s Convertible Preferred Shares, or any portion thereof, for cash on a date designated by us, which we refer to as the fundamental change repurchase date, that is not less than twenty (20) nor more than thirty (30) days after the date notice is given in respect of such fundamental change at a repurchase price per share equal to 100% of the liquidation preference of the Convertible Preferred Shares to be repurchased, plus an amount equal to any accumulated and unpaid distributions not included in the liquidation preference up to, but excluding, the fundamental change repurchase date.

A fundamental change means the occurrence of any of the following: (A) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of our assets, determined on a consolidated basis, to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act of 1934 (the “Exchange Act”)), (B) the adoption of a plan the consummation of which would result in our liquidation or dissolution, (C) the acquisition, directly or indirectly, by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act), of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of our voting shares, (D) during any period of two consecutive years, individuals who at the beginning of such period comprised the board of trustees, together with any new trustees whose election by such board of trustees or whose nomination for election by the shareholders was approved by a vote of 66 2⁄3% of our trustees then still in office who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of trustees then in office, or (E) the Common Shares cease to be listed on a national securities exchange or quoted on an over-the-counter market in the United States.

To the extent not prohibited by the rules of the NYSE and any other national or regional securities exchange or system of automated dissemination of quotation of securities prices in the United States on which the Common Shares are then traded or quoted, the Convertible Preferred Shares shall be entitled to vote together with the holders of Common Shares as a single class, together with any other securities issued by us that are entitled to vote together with the Common Shares with respect to the matter to be voted upon, on all matters that holders of Common Shares are entitled to vote upon, with each Convertible Preferred Share entitled to such number of votes as are equal to the number of whole Common Shares such Convertible Preferred Share would be convertible into as of the record date for any such vote of Common Shares regardless of whether the Convertible Preferred Shares are then so convertible.

Whenever (i) distributions on any Convertible Preferred Shares are in arrears for six or more consecutive quarterly periods or (ii) we fail to pay the redemption price on any redemption date, in each case, subject to the provisions of and in accordance with the company’s Trust Agreement, the holders of a majority in interest of the Convertible Preferred Shares and the holders of any other parity preferred shares upon which like voting rights have been conferred and are exercisable, including, but not limited to, our 4.4% cumulative perpetual convertible CRA shares, if applicable, voting together as a single class with all other parity preferred shares upon which like voting rights have been conferred and are exercisable, will be entitled to nominate and elect two trustees to our board of trustees for a one-year term.

So long as any Convertible Preferred Shares remain outstanding, we may not, without the affirmative vote or consent of the holders of at least a majority of Convertible Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting, (i) authorize or create, or increase the authorized or issued amount of, any class or series of our shares ranking, with respect to the payment of distributions or rights upon our liquidation, dissolution or winding up, senior to the Convertible Preferred Shares, or reclassify any authorized shares into such shares, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of our trust agreement or the Convertible Preferred Shares, whether by merger or consolidation, which we refer to as an event, or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such Convertible Preferred Shares or the holders thereof.

So long as any Convertible Preferred Shares remain outstanding, we may not, without the affirmative vote or consent of the holders of at least a majority of Convertible Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting, incur any indebtedness or issue any capital stock, the incurrence or issuance of which would cause a default in the “Consolidated EBITDA to Fixed Charges Ratio” covenant contained in Section 10.15 of the Revolving Credit and Term Loan Agreement, dated as of December 27, 2007, by and among us and Centerline Capital Group Inc., as borrowers named therein, and certain entities named therein as guarantors, Bank of America, N.A. and other entities party thereto from time to time as lenders, and Bank of America, N.A., as swingline lender and as administrative agent on behalf of the lenders, as the same may be amended from time to time, assuming for purposes of this paragraph that the ratio of consolidated EBITDA (as defined in the credit agreement) to fixed charges (as defined in the credit agreement) required to be maintained is measured for the period of the last 12 months then ending and is required to be equal to or greater than 1.5 to 1.0.

To the extent permitted by the rules of the NYSE and any other national or regional securities exchange or system of automated dissemination of quotation of securities prices in the United States on which the Common Shares are then traded or quoted and upon compliance with the provisions of the Certificate of Designations, the Convertible Preferred Shares may be converted into Common Shares at the option of the holders of the Convertible Preferred Shares in whole or in part at any time initially at a conversion rate per $11.70 liquidation preference equal to 1.0884, which we refer to as the conversion rate (representing the quotient of 1.0884 obtained by dividing $11.70 by $10.75), which is equivalent to an initial conversion price of $10.75 per Common Share (subject to adjustment in accordance with the provisions of the Certificate of Designations).

The conversion price is subject to adjustment upon the occurrence of any of the following events:  (i) the payment of distributions payable in Common Shares on any class or series of our shares or other similar event; (ii) the issuance to all holders of Common Shares of certain rights or warrants entitling them to subscribe for or purchase our Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion, exchange or exercise price per share) less than the average of the closing sales prices of a Common Share on the NYSE or any other national or regional securities exchange or other over the counter market in the United States on which the Common Shares are then traded or quoted on the ten trading days immediately preceding the date of the announcement by public notice of such issuance or distribution; (iii) subdivisions, combinations, reclassifications or splits of our Common Shares into a greater number of Common Shares; (iv) distributions to all or substantially all holders of its outstanding Common Shares, including any such distribution made in connection with a consolidation or merger in which we are the continuing company and the Common Shares are not changed or exchanged), capital stock, evidences of indebtedness or other assets, including securities, including capital stock of any subsidiary of us, but excluding dividends or distributions referred to in (i) or (ii) above, dividends and distributions paid exclusively in cash and dividends and distributions of securities or other property or assets that are dealt with in the next paragraph; and (v) cash distributions, other than distributions in connection with our liquidation, dissolution or winding up, distributions on the 4.4% cumulative perpetual convertible CRA shares or other preferred shares, ordinary course distributions or quarterly distributions consisting exclusively of cash to all holders of Common Shares equal to or less than $0.15 per share, subject to adjustment for subdivisions, combinations, reclassifications or splits of our Common Shares.

In case we shall be a party to any transaction, including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of our Common Shares or sale of all or substantially all of our assets, in each case as a result of which our Common Shares will be converted into the right to receive securities or other property, including cash or any combination thereof, each convertible preferred share, if any Convertible Preferred Shares thereafter remain outstanding and are convertible after the consummation of the transaction, will thereafter be convertible into the kind and amount of shares or other securities and property, including cash or any combination thereof, receivable upon the consummation of such transaction by a holder of that number of Common Shares or fraction thereof into which one Convertible Preferred Share was convertible immediately prior to such transaction, assuming such holder of Common Shares failed to exercise any rights of election to convert, provided that if the kind and amount of stock or beneficial interest, securities and other property so receivable is not the same for each non-electing share, the kind and amount so receivable by each non-electing share shall be deemed to be the kind and amount received per share by a plurality of non-electing shares).  We may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

If, and only to the extent a holder of Convertible Preferred Shares elects to convert its Convertible Preferred Shares in connection to a Fundamental Change, we will increase the Conversion Rate applicable to shares that are surrendered for conversion based on the share price of our Common Shares at the time of such Fundamental Change.  There will be no such increase if the share price is greater than $25.00 or less than $10.27 per share (such per share amounts to be subject to adjustment in certain circumstances).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 17, 2008, the Board duly adopted resolutions providing for adoption of the Certificate of Designation creating the Convertible Preferred Shares described in Item 1.01 of this Form 8-K.  The information contained in Item 3.03 of this Form 8-K is incorporated herein by reference.  The Certificate of Designation is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On January 25, 2008, the Company issued a press release announcing the Closing of the sale of the $131.2 million Convertible Preferred Shares to the Purchaser. The Company also announced the terms of the previously disclosed Rights Offering regarding the Convertible Preferred Shares at the same purchase price paid by the Purchaser. The Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c).            Exhibits

Exhibit Number	Description

3.1	Certificate of Designation for 11.0% Cumulative Convertible Preferred Shares, Series A-1 (Incorporated by referenceto Exhibit A to the Securities Purchase Agreement filed as Exhibit 10.1hereto.)

4.1
Registration Rights Agreement, dated January 25, 2008, between Centerline Holding Company and Related SpecialAssets LLC. (Incorporated by reference to Exhibit B to the Securities Purchase Agreement filed as Exhibit 10.1hereto.)

10.1	Securities Purchase Agreement, dated January 25, 2008, between Centerline Holding Company and Related SpecialAssets LLC.

99.1
Press release, dated January 25, 2008, issued by the Company announcing the closing of the sale ofthe $131.2 million Convertible Preferred Shares to Related Special Assets LLC and the terms of thepreviously disclosed Rights Offering.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTERLINE HOLDING COMPANY
(Registrant)

January 31, 2008	By:	/s/ Robert L. Levy
Name:Robert L. Levy
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designation for 11.0% Cumulative Convertible Preferred Shares, Series A-1 (Incorporated by referenceto Exhibit A to the Securities Purchase Agreement filed as Exhibit 10.1hereto.)

4.1
Registration Rights Agreement, dated January 25, 2008, between Centerline Holding Company and Related SpecialAssets LLC. (Incorporated by reference to Exhibit B to the Securities Purchase Agreement filed as Exhibit 10.1hereto.)

10.1	Securities Purchase Agreement, dated January 25, 2008, between Centerline Holding Company and Related SpecialAssets LLC.

99.1
Press release, dated January 25, 2008, issued by the Company announcing the closing of the sale ofthe $131.2 million Convertible Preferred Shares to Related Special Assets LLC and the terms of thepreviously disclosed Rights Offering.